STOCK ORDER FORM	For Internal Use Only
BATCH # ORDER # CATEGORY #

REC’D O C
Bancorp LOGO TO COME SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-(877)

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2013. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to Delanco Federal’s executive office located at 615 Burlington Avenue, Delanco, New Jersey. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other Delanco Federal banking office. Do not mail Stock Order Forms to Delanco Federal. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Delanco Federal deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at Delanco Federal and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	x $8.00 =	.00
Minimum Number of Shares: 25 ($200). Maximum Number of Shares: 22,000 ($176,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
			For Internal Use Only	Delanco Federal Deposit Account Number	Withdrawal Amount(s)
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
$ ..00
Enclosed is a personal check, bank check or money order made payable to Delanco Bancorp, Inc. in the amount of:		$ .00			$ ..00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Delanco Federal line of credit checks may not be remitted as payment.

$ ..00
				Total Withdrawal Amount	$ ..00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a. Depositors of Sunnyside Federal with aggregate balances of at least $50 at the close of business on January 31, 2012.

a.    Depositors of Delanco Federal with aggregate balances of $50 or more on deposit as of the close of business on April 30, 2012.

b. Depositors of Sunnyside Federal with aggregate balances of at least $50 at the close of business on March 31, 2013.

b.    Depositors of Delanco Federal with aggregate balances of $50 or more on deposit as of the close of business on June 30, 2013.

c.    Depositors of Delanco Federal as of the close of business on                     , 2013 and borrowers of Delanco Federal as of November 14, 1994 who continue to be borrowers as of                     , 2013.

CommunityOffering. If (a), (b) or (c) above do not apply to the purchaser (s) listed in Section 9, check the first box that applies to this order:

d.    You are a resident of Burlington County, New Jersey.

e.    You were a Delanco Bancorp public shareholder as of                     , 2013.

f.     You are placing an order in the Community Offering, but (d) and (e) above do not apply.

If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

	Deposit and Loan Account Title (Name(s) on Account)	Delanco Federal Account Number

(6) MANAGEMENT Check if you are a Delanco MHC, Delanco Bancorp, Inc. or Delanco Federal	NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.
Director Officer Employee Immediate family member, as defined in the Stock Order
Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

     Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

     Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:
Joint Tenants	Corporation	Partnership	Trust –Under Agreement Dated	Other	IRA (SSN of Beneficial Owner: - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone Number (Important)
City (Important)	State	Zip	County (Important)	Evening Phone Number (Important)

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m., Eastern Time, on , 2013, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

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STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)	a corporation or organization other than Delanco MHC, old Delanco Bancorp or Delanco Federal or a majority-owned subsidiary of these entities, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;
(2)	a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a similar fiduciary capacity; and
(3)	any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Delanco MHC, old Delanco Bancorp or Delanco Federal or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or
(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the sole right to determine, in our discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other unless we determine otherwise.

Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Purchases of Shares” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Delanco Bancorp, Inc., this Stock Order Form may not be modified or canceled without Delanco Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $176,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion and Reorganization and the Prospectus dated                     , 2013.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Reserve Bank of Philadelphia.

I further certify that, before subscribing for shares of the common stock of Delanco Bancorp, Inc., I received the Prospectus dated                     , 2013, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Delanco Bancorp, Inc. in the “Risk Factors” section, beginning on page     . Risks include, but are not limited to the following:

1.	We have experienced net losses in each of the last two fiscal years and we may not return to profitability in the near future.

2.	We are a party to a formal written agreement with the OCC and our failure to comply with that agreement may result in further regulatory enforcement actions, including restrictions on our operations.

3.	A return of recessionary conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.

4.	Adverse conditions in the local economy or real estate market could hurt our profits.

5.	An inability to maintain our regulatory capital position could require us to raise additional capital, which may not be available on favorable terms or at all.

6.	Our allowance for loan losses may be inadequate, which could hurt our earnings.

7.	Our previous emphasis on commercial lending may expose us to increased lending risks.

8.	If our foreclosed real estate is not properly valued or if our reserves are insufficient, our earnings could be reduced.

9.	Historically low interest rates may adversely affect our net interest income and profitability.

10.	Changes in interest rates may hurt our earnings and asset value.

11.	If we conclude that the decline in value of any of our investment securities is other than temporary, we are required to write down the value of that security through a charge to earnings.

12.	Impairment of our deferred tax assets could require charges to earnings, which could result in a negative impact on our results of operations.

13.	Strong competition within our market area could hurt our profits and slow growth.

14.	We are dependent upon the services of key executives and we could be harmed by the loss of their services.

15.	If we do not rent the excess office space in our Cinnaminson branch building, it will negatively impact earnings.

16.	Regulation of the financial services industry is undergoing major changes, and future legislation could increase our cost of doing business or harm our competitive position.

17.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

18.	Our information systems may experience an interruption or breach in security.

19.	Our stock price may decline when trading commences.

20.	There may be a limited market for our common stock, which may adversely affect our stock price.

21.	Our share price may fluctuate, which may make it difficult for you to sell your common stock when you want or at prices you find attractive.

22.	Additional expenses following the offering from equity benefit plans will adversely affect our profitability.

23.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

24.	The certificate of incorporation and bylaws of new Delanco Bancorp and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of new Delanco Bancorp.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

ç See Front of Stock Order Form

DELANCO BANCORP, INC.

STOCK INFORMATION CENTER: (877)

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $8.00 price per share. The minimum purchase is 25 shares ($200). The maximum allowable purchase by a person or entity is 22,000 shares ($176,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 22,000 shares ($176,000) in all categories of the offering combined. Current Delanco Bancorp shareholders are subject to these purchase limitations and overall ownership limitations. Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Purchases of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to Delanco Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at Delanco Federal’s passbook savings rate from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, a Delanco Federal line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Delanco Federal deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the applicable contractual deposit account rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Delanco Federal certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from Delanco Federal IRA or other retirement accounts. For guidance on using retirement funds, whether held at Delanco Federal or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the             , 2013 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription, Community and Syndicated Community Offerings – Using Retirement Account Funds to Purchase Shares.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked one of these boxes, list all Delanco Federal account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all Delanco Federal applicable loan account numbers that the purchaser(s) had ownership in as of            , 2013. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a Delanco Federal, Delanco MHC or Delanco Bancorp, Inc. director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

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DELANCO BANCORP, INC.

STOCK INFORMATION CENTER: (877)

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Delanco Federal as of the close of business on April 30, 2012, June 30, 2013 or                     , 2013 or a loan on November 14, 1994 whose borrowing remained outstanding as of the close of business on                     , 2013.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Delanco Federal as of the close of business on April 30, 2012, June 30, 2013 or                     , 2013 or a loan on November 14, 1994 whose borrowing remained outstanding as of the close of business on                     , 2013.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Delanco Federal as of the close of business on April 30, 2012, June 30, 2013 or                     , 2013.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NJ Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-NJ (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Delanco Federal as of the close of business on April 30, 2012, June 30, 2013 or                     , 2013 or a loan on November 14, 1994 whose borrowing remained outstanding as of the close of business on                     , 2013.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Delanco Federal as of the close of business on April 30, 2012, June 30, 2013 or                     , 2013 or a loan on November 14, 1994 whose borrowing remained outstanding as of the close of business on                     , 2013.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Delanco Federal as of the close of business on April 30, 2012, June 30, 2013 or                     , 2013 or a loan on November 14, 1994 whose borrowing remained outstanding as of the close of business on                     , 2013.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on                 , 2013. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to Delanco Federal’s executive office, located at 615 Burlington Avenue, Delanco, New Jersey. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other Delanco Federal banking office. Please do not mail Stock Order Forms to Delanco Federal. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877)             , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on weekends or bank holidays.